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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069, 333-152998 and 333-168669) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335, 333-150070, 333-159010, 333-165478 and 333-168670) of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.) dated March 11, 2010 relating to the consolidated financial statements and financial statement schedule for the two years ended December 31, 2009 of Satcon Technology Corporation and its subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ Caturano and Company, Inc.

Boston, Massachusetts
March 15, 2011

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  Exhibit 23.2